Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

CoreLogic to Expand Board of Directors

Retaining Spencer Stuart to Assist in Selection of New Independent Director Candidates

Postpones Annual Meeting to Allow Stockholder Vote on New Candidates

SANTA ANA, Calif., March 19, 2012 /PRNewswire/ — CoreLogic (NYSE: CLGX), a leading provider of information, analytics and business services, today announced that the Company intends to add new independent members to its Board of Directors. The Nominating and Corporate Governance Committee has engaged Spencer Stuart, a leading international executive search firm, to conduct a comprehensive search and assist in the selection of candidates. In connection with the search, the Nominating and Corporate Governance Committee will also seek input from the Company’s largest stockholders.

(Logo: http://photos.prnewswire.com/prnh/20100609/CLLOGO)

D. Van Skilling, Chairman of CoreLogic, commented, “We have resumed our search for qualified board members which had been put on hold while we conducted our strategic review process. We anticipate that two candidates will be selected. We believe that these new independent board members will complement our board with additional expertise, capabilities and perspectives.”

Anand Nallathambi, President and CEO, added: “Our business continues to perform well and the market reaction to the successful execution of our business plan and most recent results has been extremely positive. We appreciate the strong support we have received from our stockholders during this period, and we welcome their input as we embark on the director search process.”

In conjunction with the search, the Company also announced that it will postpone its Annual Meeting of Stockholders to allow the Nominating and Corporate Governance Committee sufficient time to consider and select qualified candidates and to provide CoreLogic stockholders with the opportunity to vote on their election this year. The Company now expects to hold its Annual Meeting of Stockholders during the summer of 2012. An exact date for the meeting will be announced in due course.

About CoreLogic

CoreLogic (NYSE: CLGX) is a leading provider of consumer, financial and property information, analytics and services to business and government. The Company combines public, contributory and proprietary data to develop predictive decision analytics and provide business services that bring dynamic insight and transparency to the markets it serves. CoreLogic has built one of the largest and most comprehensive U.S. real estate, mortgage application, fraud, and loan performance databases and is a recognized leading provider of mortgage and automotive credit reporting, property tax, valuation, flood determination, and geospatial analytics and services. More than one million users rely on CoreLogic to assess risk, support underwriting, investment and marketing decisions, prevent fraud, and improve business performance in their daily operations. The Company, headquartered in Santa Ana, Calif., has more than 5,000 employees globally. For more information visit www.corelogic.com.

Additional Information and Where to Find It

CoreLogic, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2012 Annual Meeting (the “2012 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, including their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2012 Proxy Statement and other materials to be filed with the SEC in connection with the 2012 Annual Meeting. None of the potential participants owns in excess of 1% of the Company’s common stock. This information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders (the “2011 Proxy Statement”), filed with the SEC on April 18, 2011. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2011 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents (including the White proxy card) filed by the Company with the SEC in connection with the 2012 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corelogic.com) or by writing to Mr. Stergios Theologides, CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (888) 750-5834.

CORELOGIC and the stylized CoreLogic logo are registered trademarks owned by CoreLogic, Inc. and/or its subsidiaries. No trademark of CoreLogic shall be used without the express written consent of CoreLogic.

CONTACT: Media, Alyson Austin, Corporate Communications, +1-714-250-6180,

newsmedia@corelogic.com, Investor, Dan Smith, Investor Relations, +1-703-610-5410,

investor@corelogic.com